AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 17, 1996
                                                       REGISTRATION NO. 333-
POST-EFFECTIVE AMENDMENT NO. 3 TO REGISTRATION STATEMENT NO. 33-63613
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              -------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                          AND POST EFFECTIVE AMENDMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              -------------------
                              LEHMAN BROTHERS INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 DELAWARE                                   13-2518466
     (STATE OR OTHER JURISDICTION OF
      INCORPORATION OR ORGANIZATION)           (I.R.S. EMPLOYER IDENTIFICATION NO.)

                            3 WORLD FINANCIAL CENTER
                            NEW YORK, NEW YORK 10285
                                 (212) 526-7000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             THOMAS A. RUSSO, ESQ.
                              CHIEF LEGAL OFFICER
                              LEHMAN BROTHERS INC.
                            3 WORLD FINANCIAL CENTER
                            NEW YORK, NEW YORK 10285
                                 (212) 526-7000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                                   COPIES TO:

           JENNIFER MARRE, ESQ.                      RAYMOND W. WAGNER, ESQ.
           LEHMAN BROTHERS INC.                     SIMPSON THACHER & BARTLETT
         3 WORLD FINANCIAL CENTER                      425 LEXINGTON AVENUE
                24TH FLOOR                           NEW YORK, NEW YORK 10017
         NEW YORK, NEW YORK 10285

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   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement, as determined in light of market conditions.
                              -------------------
   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. X
   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ____________
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ____________
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                              -------------------

                        CALCULATION OF REGISTRATION FEE

                                                           PROPOSED            PROPOSED
                                                           MAXIMUM             MAXIMUM
       TITLE OF EACH CLASS              AMOUNT            AGGREGATE           AGGREGATE           AMOUNT OF
       OF SECURITIES TO BE              TO BE             PRICE PER            OFFERING          REGISTRATION
           REGISTERED            REGISTERED (A) (B) (C)      UNIT           PRICE (C) (D)        FEE (C) (E)
Debt Securities.................. U.S. $1,000,000,000         100%       U.S. $1,000,000,000    U.S. $344,828

 (a)  Includes the amount, if any, that may be acquired and sold by an affiliate of the Registrant in connection with certain market making activities of such affiliate.
 (b)  Or, if any Debt Securities are issued (i) with an initial offering price denominated in a foreign currency or a foreign currency unit, such amount shall result in aggregate gross proceeds equivalent to U.S. $1,000,000,000 to the Registrant at the time of initial offering or (ii) at an original issue discount, such greater amount as shall result in aggregate gross proceeds of U.S. $1,000,000,000 to the Registrant.
 (c)  Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus herein also relates to
      $250,000,000 of debt securities of the Registrant registered under Registration Statement No.
      33-63615. A filing fee of $86,207 in respect of such securities was paid on October 23, 1995 upon the filing of such Registration Statement.
 (d)  Estimated solely for the purpose of calculating the registration fee.
 (e)  Calculated in accordance with Rule 457(o) under the Securities Act of 1933.

   PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS HEREIN IS A COMBINED PROSPECTUS AND ALSO RELATES TO REGISTRATION STATEMENT NO. 33-63613 PREVIOUSLY FILED WITH THE COMMISSION ON FORM S-3 AND DECLARED EFFECTIVE NOVEMBER 8, 1995. THIS REGISTRATION STATEMENT ALSO CONSTITUTES POST-EFFECTIVE AMENDMENT NO. 3 TO REGISTRATION STATEMENT NO. 33-63613.

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
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                   SUBJECT TO COMPLETION DATED JULY 17, 1996

PROSPECTUS
                              LEHMAN BROTHERS INC.
                                DEBT SECURITIES
                            ------------------------

    Lehman Brothers Inc. (the "Company") may offer from time to time unsecured senior debt securities ("Senior Debt Securities") and unsecured senior subordinated debt securities ("Senior Subordinated Debt Securities") and (together, "Debt Securities") consisting of debentures, notes and/or other evidences of indebtedness in one or more series for proceeds of up to U.S.$1,250,000,000, or the equivalent thereof if any of the Senior Debt Securities are denominated in a foreign currency or foreign currency unit.

    The Senior Subordinated Debt Securities will (as hereinafter defined) rank equally with all other senior subordinated indebtedness of the Company and are subordinated to all Senior Indebtedness as defined in the Subordinated Indenture. There is no limitation on the amount of Senior Indebtedness which may be incurred by the Company.

    The Debt Securities may be offered as separate series in amounts, at prices and on terms to be determined at the time of sale. The Senior Debt Securities may be sold for United States dollars, foreign currencies or foreign currency units, and the principal of and interest, if any, on the Debt Securities may be payable in United States dollars, foreign currencies or foreign currency units. The Senior Subordinated Debt Securities may be sold only for, and may be payable only in, United States dollars. The specific designation, priority, aggregate principal amount, the currency or currency unit for which the Debt Securities may be purchased, the currency or currency unit in which the principal and interest, if any, is payable, the rate (or method of calculation) and time of payment of interest, if any, authorized denominations, maturity, offering price, any redemption terms, any listing on a securities exchange and the initial public offering price and any other terms in connection with the offering and sale of Debt Securities in respect of which this Prospectus is being delivered are set forth in an applicable Prospectus Supplement.

    The Senior Debt Securities may be issued in registered form or bearer form with coupons attached. Senior Debt Securities in bearer form will be offered only outside the United States to non-United States persons and to offices located outside the United States of certain United States financial institutions. See "Limitations on Issuance of Bearer Securities." The Senior Subordinated Debt Securities may be issued only in registered form. In addition, all or a portion of the Debt Securities of a series may be issued in global form.

    For a discussion of certain United States federal income tax consequences to holders of Debt Securities, see "United States Taxation."
                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

    The Debt Securities may be sold through, or through underwriting syndicates managed by, Lehman Brothers Inc. alone or with one or more other underwriters. The applicable Prospectus Supplement sets forth the names of the specific managing underwriter or underwriters and the members of the underwriting syndicate, if any, involved in the sale of the Debt Securities in respect of which this Prospectus is being delivered.
                            ------------------------

    This Prospectus, together with the applicable Prospectus Supplement, may also be used by Lehman Brothers International (Europe) in connection with offers and sales of Debt Securities related to market making transactions at negotiated prices related to prevailing market prices at the time of sale or otherwise. Lehman Brothers International (Europe) may act as principal or agent in such transactions.

                            ------------------------

       , 1996

A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BUT HAS NOT YET BECOME EFFECTIVE. INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY STATE.

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "SEC"). Such reports and information may be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the SEC:
New York Regional Office, 7 World Trade Center, New York, New York 10048; and Chicago Regional Office, Suite 1400, Citicorp Center, 500 W. Madison Street, Chicago, Illinois 60661-2511; and copies of such material can be obtained from the Public Reference Section of the SEC, Washington, D.C. 20549, at prescribed rates. The SEC also maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. In addition, reports and other information concerning the Company may be inspected at the offices of the New York Stock Exchange, Inc. (the "NYSE") at 20 Broad Street, New York, New York 10005.

    The Company has filed with the SEC registration statements on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statements") under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statements, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, reference is hereby made to the Registration Statements.
                            ------------------------

                      DOCUMENTS INCORPORATED BY REFERENCE

    The following documents previously filed by the Company with the SEC pursuant to the Exchange Act are hereby incorporated by reference in this
Prospectus:

    (1) The Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1995.

    (2) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended February 29 and May 31, 1996.

    Each document filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Debt Securities offered by an applicable Prospectus Supplement shall be deemed to be incorporated by reference into this Prospectus from the date of filing of such document. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statements and this Prospectus to the extent that a statement contained herein, in an applicable Prospectus Supplement or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statements or this Prospectus.

    The Company will provide without charge to each person, including any beneficial owner of any Debt Security, to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents which are incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Mary Jo Capko, the Controller's Office, Lehman Brothers Inc., 3 World Financial Center, 27th Floor, New York, New York 10285 (telephone (212) 526-0660).

                                  THE COMPANY

    The Company is one of the leading global investment banks serving institutional, corporate, government and high net worth individual clients and customers. The Company's worldwide headquarters in New York are complemented by offices in additional locations in the United States, Europe, the Middle East, Latin America and the Asia Pacific region. The Company also operates a commodities trading and sales operation in London. Affiliates of the Company provide investment banking and capital markets services in Europe and Asia.

    The Company's business includes capital raising for clients through securities underwriting and direct placements; corporate finance and strategic advisory services; merchant banking; securities sales and trading; asset management; research; and the trading of foreign exchange, derivative products and certain commodities. The Company acts as a market marker in all major fixed income and equity products in both the domestic and international markets. The Company is a member of all principal securities and commodities exchanges in the United States, as well as the National Association of Securities Dealers, Inc. ("NASD"). Affiliates of the Company hold memberships or associate memberships on several principal international securities and commodities exchanges, including the London, Tokyo, Hong Kong, Frankfurt and Milan stock exchanges.

    The Company was incorporated in Delaware in 1965. The Company is a wholly-owned subsidiary of Lehman Brothers Holdings Inc. ("Holdings"). The Company's executive offices are located at 3 World Financial Center, New York, New York 10285 (telephone (212) 526-7000). Unless the context otherwise indicates, the term "Company" as used in this Prospectus includes Lehman Brothers Inc. and its subsidiaries.

                                USE OF PROCEEDS

    Except as otherwise may be set forth in an applicable Prospectus Supplement accompanying this Prospectus, the Company intends to apply the net proceeds from the sale of the Debt Securities to its general funds to be used for general corporate purposes.

                       RATIO OF EARNINGS TO FIXED CHARGES

    The following table sets forth the ratio of earnings to fixed charges of the Company for each of the three years in the period ended December 31, 1993, the eleven months ended November 30, 1994, the year ended November 30, 1995 and the six months ended May 31, 1996:

                                ELEVEN MONTHS                      SIX MONTHS
      YEAR ENDED DECEMBER           ENDED          YEAR ENDED         ENDED
              31,               NOVEMBER 30,      NOVEMBER 30,       MAY 31,
     ----------------------     -------------     ------------     -----------
     1991     1992     1993         1994              1995            1996
     ----     ----     ----     -------------     ------------     -----------
     1.05     1.05       *            *               1.01             1.03

    ----------------
    * Earnings were inadequate to cover fixed charges and would have had to increase approximately $214 million in 1993 and $51 million in the eleven months ended November 30, 1994 in order to cover the deficiencies for the respective periods.

    In computing the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consist principally of interest expense and one-third of office rentals and one-fifth of equipment rentals, which are deemed to be representative of the interest factor.

                     DESCRIPTION OF SENIOR DEBT SECURITIES

    The following description sets forth general terms and provisions of the Senior Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Senior Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may or may not apply to the Senior Debt Securities so offered will be described in the Prospectus Supplement relating to such Senior Debt Securities.

    The Senior Debt Securities are to be issued under an indenture, dated as of October 23, 1995, between the Company and The Bank of New York, Trustee (the "Senior Indenture"). A copy of the Senior Indenture is filed as an exhibit to the Registration Statements of which this Prospectus is a part. This Prospectus contains descriptions of all material provisions of the Senior Indenture. The summaries of such provisions of the Senior Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Senior Indenture, including the definitions therein of certain terms. Wherever particular provisions or defined terms of the Senior Indenture are referred to, such provisions or defined terms are incorporated herein by reference. All articles and sections of the Senior Indenture, and all capitalized terms set forth below, have the meanings specified in the Senior Indenture.

GENERAL

    The Indenture does not limit the amount of Senior Debt Securities which may be issued thereunder and provides that Senior Debt Securities may be issued from time to time in one or more series.

    Reference is made to an applicable Prospectus Supplement for the following terms and other information with respect to the Senior Debt Securities being offered thereby: (1) the title of such Senior Debt Securities; (2) any limit on the aggregate principal amount of such Senior Debt Securities; (3) whether the Senior Debt Securities are to be issuable as Registered Securities or Bearer Securities or both, and if Bearer Securities are issued, whether Bearer Securities may be exchanged for Registered Securities and the circumstances and places for such exchange, if permitted; (4) whether the Senior Debt Securities are to be issued in whole or in part in the form of one or more temporary or permanent global Senior Debt Securities ("Global Securities") in registered or bearer form and, if so, the identity of the depositary, if any, for such Global Security or Securities; (5) the date or dates (or manner of determining the same) on which such Senior Debt Securities will mature; (6) the rate or rates (or manner of determining the same) at which such Senior Debt Securities will bear interest, if any, and the date or dates from which such interest will accrue; (7) the dates (or manner of determining the same) on which such interest will be payable and the Regular Record Dates for such Interest Payment Dates for Senior Debt Securities which are Registered Securities, and the extent to which, or the manner in which, any interest payable on a temporary or permanent global Senior Debt Security on an Interest Payment Date will be paid if other than in the manner described under "Global Securities" below; (8) any mandatory or optional sinking fund or analogous provisions; (9) each office or agency where, subject to the terms of the applicable Senior Indenture as described below under "Payment and Paying Agents", the principal of and premium, if any, and interest, if any, on the Senior Debt Securities will be payable and each office or agency where, subject to the terms of the Senior Indenture as described below under "Denominations, Registration and Transfer," the Senior Debt Securities may be presented for registration of transfer or exchange; (10) the date, if any, after which, and the price or prices in the currency or currency unit in which, such Senior Debt Securities are payable pursuant to any optional or mandatory redemption provision; (11) any provisions for payment of additional amounts for taxes and any provision for redemption, in the event the Company must comply with reporting requirements in respect of a Senior Debt Security or must pay such additional amounts in respect of any Senior Debt Security; (12) the terms and conditions, if any, upon which the Senior Debt Securities of such series may be repayable prior to maturity at the option of the holder thereof (which option may be conditional) and the price or prices in the currency or currency unit in which such Senior Debt Securities are payable; (13) the denominations in which any Senior Debt Securities which are Registered Securities will be issuable if other than denominations of $1,000 and any integral multiple thereof, and the denomination or denominations in which any Senior Debt Securities which are Bearer

Securities will be issuable if other than the denomination of $5,000; (14) the currency, currencies or currency units for which such Senior Debt Securities may be purchased and the currency, currencies or currency units in which the principal of and interest, if any, on such Senior Debt Securities may be payable; (15) any index used to determine the amount of payments of principal of and premium, if any, and interest, if any, on such Senior Debt Securities; (16) the terms and conditions, if any, pursuant to which such Senior Debt Securities may be converted or exchanged for other securities of the Company or any other person; (17) the terms and conditions, if any, pursuant to which the principal of and premium, if any, and interest, if any, on such Senior Debt Securities are payable, at the election of the Company or the holder thereof, in securities or other property; and (18) other terms of the Senior Debt Securities.

    If any of the Senior Debt Securities are sold for foreign currencies or foreign currency units or if the principal of or interest, if any, on any series of Senior Debt Securities is payable in foreign currencies or foreign currency units, the restrictions, elections, tax consequences, specific terms and other information with respect to such issue of Senior Debt Securities and such currencies or currency units will be set forth in an applicable Prospectus Supplement relating thereto.

    One or more series of Senior Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Federal income tax consequences and special considerations applicable to any such series are described under "United States Taxation" and may be further described in an applicable Prospectus Supplement.

    The Senior Debt Securities will be unsecured obligations of the Company constituting part of the senior debt of the Company (the "Senior Debt") and will rank equally with all other unsecured debt of the Company except subordinated debt.

DENOMINATIONS, REGISTRATION AND TRANSFER

    Unless otherwise provided with respect to a series of Senior Debt Securities, the Senior Debt Securities will be issuable as Registered Securities without coupons and in denominations of $1,000 or any integral multiple thereof. Senior Debt Securities of a series may be issuable in whole or in part in the form of one or more Global Securities, as described below under "Global Securities." One or more Global Securities will be issued in a denomination or aggregate denominations equal to the aggregate principal amount of Senior Debt Securities of the series to be represented by such Global Security or Securities. If so provided with respect to a series of Senior Debt Securities, Senior Debt Securities of such series will be issuable solely as Bearer Securities with coupons attached or as both Registered Securities and Bearer Securities. (Section 201).

    In connection with the sale during the "restricted period" as defined in
Section 1.163-5(c)(2)(i)(D)(7) of the United States Treasury Regulations (generally, the first 40 days after the closing date and, with respect to unsold allotments, until sold), no Bearer Security shall be mailed or otherwise delivered to any location in the United States (as defined under "Limitations on Issuance of Bearer Securities"). A Bearer Security in definitive form (including interests in a permanent Global Security) may be delivered only if the Person entitled to receive such Bearer Security furnishes written certification, in the form required by the Indenture, to the effect that such Bearer Security is not owned by or on behalf of a United States person (as defined under "Limitations on Issuance of Bearer Securities"), or, if a beneficial interest in such Bearer Security is owned by or on behalf of a United States person, that such United States person (i) acquired and holds the Bearer Security through a foreign branch of a United States financial institution, (ii) is a foreign branch of a United States financial institution purchasing for its own account or resale (and in either case, (i) or (ii), such financial institution agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder) or (iii) is a financial institution purchasing for resale during the restricted period only to non-United States persons outside the United States. (Sections 303, 304). See "Global Securities--Bearer Debt Securities" and "Limitations on Issuance of Bearer Securities."

    Registered Securities of any series (other than a Global Security) will be exchangeable for other Registered Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. In addition, if Senior Debt Securities of any series are issuable as both Registered Securities and as Bearer Securities, at the option of the Holder upon request confirmed in writing, and subject to the terms of the Senior Indenture, definitive Bearer Securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of such series will be exchangeable into definitive Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Unless otherwise indicated in an applicable Prospectus Supplement, any definitive Bearer Security surrendered in exchange for a definitive Registered Security between a Regular Record Date or a Special Record Date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest and interest will not be payable in respect of the definitive Registered Security issued in exchange for such definitive Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the terms of the Senior Indenture. (Section 305). Except as provided in an applicable Prospectus Supplement, Bearer Securities will not be issued in exchange for Registered Securities.

    Senior Debt Securities may be presented for exchange as provided above, and Registered Securities (other than a Global Security) may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed), at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose with respect to any series of Senior Debt Securities and referred to in an applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Senior Indenture. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Company has appointed the Trustee as Security Registrar under the Senior Indenture. (Section 305). If a Prospectus Supplement refers to any transfer agents (in addition to the Security Registrar) initially designated by the Company with respect to any series of Senior Debt Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that, if Senior Debt Securities of a series are issuable only as Registered Securities, the Company will be required to maintain a transfer agent in each Place of Payment for such series and, if Senior Debt Securities of a series are issuable as Bearer Securities, the Company will be required to maintain (in addition to the Security Registrar) a transfer agent in a Place of Payment for such series located outside the United States. The Company may at any time designate additional transfer agents with respect to any series of Senior Debt Securities. (Section 1002).

    In the event of any redemption in part, the Company shall not be required to
(i) issue, register the transfer of or exchange Senior Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Senior Debt Securities of that series to be redeemed and ending at the close of business on (A) if Senior Debt Securities of the series are issuable only as Registered Securities, the day of mailing of the relevant notice of redemption and (B) if Senior Debt Securities of the series are issuable as Bearer Securities, the day of the first publication of the relevant notice of redemption or, if Senior Debt Securities of the series are also issuable as Registered Securities and there is no publication, the mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any Registered Security, or portion thereof, called for redemption, except the unredeemed portion of any Registered Security being redeemed in part; or (iii) exchange any Bearer Security called for redemption, except to exchange such Bearer Security for a Registered Security of that series and like tenor which is immediately surrendered for redemption. (Section 305).

PAYMENT AND PAYING AGENTS

    Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of (and premium, if any) and any interest on Bearer Securities will be payable, subject to any applicable laws and regulations, at the offices of such Paying Agents outside the United States as the Company may designate from time to time, at the option of the Holder, by check or by transfer to an account maintained by the payee with a bank located outside the United States. (Sections 307 and 1002). Unless otherwise indicated in an applicable Prospectus Supplement, payment of interest on Bearer Securities on any Interest Payment Date will be made only against surrender of the coupon relating to such Interest Payment Date. (Section 1001). No payment of interest on a Bearer Security will be made unless on the earlier of the date of the first such payment by the Company or the delivery by the Company of the Bearer Security in permanent form (including interests in a permanent Global Security) (the "Certification Date"), a written certificate in the form and to the effect described under "Denominations, Registration and Transfer" is provided to the Company. No payment with respect to any Bearer Security will be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Notwithstanding the foregoing, payment of principal of (and premium, if any) and interest on Bearer Securities denominated and payable in U.S. dollars will be made at the office of the Company's Paying Agent in the Borough of Manhattan, The City of New York if, and only if, payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 1002).

    Payment of principal of (and premium, if any) and any interest on Registered Securities (other than a Global Security) will be made in U.S. dollars at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that at the option of the Company payment of any interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer to an account maintained by the Person entitled thereto as specified in the Security Register. (Sections 305, 307, 1002). Unless otherwise indicated in an applicable Prospectus Supplement, payment of any instalment of interest on Registered Securities will be made to the Person in whose name such Registered Security is registered at the close of business on the Regular Record Date for such interest payment. (Section 307).

    The principal corporate trust office of the Trustee under the applicable Senior Indenture in The City of New York will be designated as the Company's sole Paying Agent for payments with respect to Senior Debt Securities which are issuable solely as Registered Securities and as the Company's Paying Agent in the Borough of Manhattan, The City of New York, for payments with respect to Senior Debt Securities (subject to the limitations described above in the case of Bearer Securities) which may be issuable as Bearer Securities. Any Paying Agents outside the United States and any other Paying Agents in the United States initially designated by the Company for the Senior Debt Securities will be named in an applicable Prospectus Supplement. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agents or approve a change in the office through which any Paying Agent acts, except that, if Senior Debt Securities of a series are issuable only as Registered Securities, the Company will be required to maintain a Paying Agent in each Place of Payment for such series, and if Senior Debt Securities of a series may be issuable as Bearer Securities, the Company will be required to maintain (i) a Paying Agent in the Borough of Manhattan, The City of New York for payments with respect to any Registered Securities of the series (and for payments with respect to Bearer Securities of the series in the circumstances described above, but not otherwise), and (ii) a Paying Agent in a Place of Payment located outside the United States where Senior Debt Securities of such series and any coupons appertaining thereto may be presented and surrendered for payment; provided that if the Senior Debt Securities of such series are listed on The Luxembourg Stock Exchange (the "Stock Exchange") or any other stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent in Luxembourg or any other required city located outside the United States, as the case may be, for the Senior Debt Securities of such series. (Section 1002).

    All moneys paid by the Company to a Paying Agent for the payment of principal of (and premium, if any) or interest on any Senior Debt Security which remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to the Company and the Holder of such Senior Debt Security or any coupon will thereafter look only to the Company for payment thereof. (Section 1003).

GLOBAL SECURITIES

    The Senior Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with or on behalf of a depository (a "Depository") identified in the Prospectus Supplement relating to such series. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form.

    The specific terms of the depository arrangement with respect to any Senior Debt Securities of a series will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to all depository arrangements.

    Senior Debt Securities which are to be represented by a Global Security in registered form to be deposited with or on behalf of a Depository will be registered in the name of such Depository or its nominee. Upon the issuance of a Global Security in registered form, the Depository for such Global Security will credit the respective principal amounts of the Senior Debt Securities represented by such Global Security to the accounts of institutions that have accounts with such depository or its nominee ("participants"). The accounts to be credited shall be designated by the underwriters or agents of such Senior Debt Securities or by the Company, if such Senior Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in such Global Securities will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in such Global Securities will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depository or its nominee for such Global Security. Ownership of beneficial interests in Global Securities by persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

    So long as the Depository for a Global Security in registered form, or its nominee, is the registered owner of such Global Security, such depository or such nominee, as the case may be, will be considered the sole owner or holder of the Senior Debt Securities represented by such Global Security for all purposes under the Senior Indenture. Except as set forth below, owners of beneficial interests in such Global Securities will not be entitled to have Senior Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Senior Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the Senior Indenture.

    Payment of principal of, premium, if any, and any interest on Senior Debt Securities registered in the name of or held by a Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the registered owner or the holder of the Global Security. None of the Company, the Trustee, any Paying Agent or the Security Registrar for such Senior Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. (Section 308).

    The Company expects that the Depository for a permanent Global Security in registered form, upon receipt of any payment of principal, premium or interest in respect of a permanent Global Security, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depository. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

    A Global Security in registered form may not be transferred except as a whole by the Depository for such Global Security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by such depository or any such nominee to a successor of such depository or a nominee of such successor. If a Depository for a permanent Global Security in registered form is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within 90 days, the Company will issue Senior Debt Securities in definitive form in exchange for all of the Global Securities representing such Senior Debt Securities. In addition, the Company may at any time and in its sole discretion determine not to have any Senior Debt Securities in registered form represented by one or more Global Securities and, in such event, will issue Senior Debt Securities in definitive form in exchange for all of the Global Securities representing such Senior Debt Securities. (Section 305). Further, if the Company so specifies with respect to the Senior Debt Securities of a series, an owner of a beneficial interest in a Global Security representing Senior Debt Securities of such series may, on terms acceptable to the Company and the Depository for such Global Security, receive Senior Debt Securities of such series in definitive form. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in definitive form of Senior Debt Securities of the series represented by such Global Security equal in principal amount to such beneficial interest and to have such Senior Debt Securities registered in its name (if the Senior Debt Securities of such series are issuable as Registered Securities). Senior Debt Securities of such series so issued in definitive form will be issued (a) as Registered Securities in denominations, unless otherwise specified by the Company, of $1,000 and integral multiples thereof if the Senior Debt Securities of such series are issuable as Registered Securities, (b) as Bearer Securities in the denomination, unless otherwise specified by the Company, of $5,000 if the Senior Debt Securities of such series are issuable as Bearer Securities or (c) as either Registered or Bearer Securities if the Senior Debt Securities of such series are issuable in either form. (Section 305). See, however, "Limitations on Issuance of Bearer Securities" below for a description of certain restrictions on the issuance of a Bearer Security in definitive form in exchange for an interest in a Global Security.

BEARER DEBT SECURITIES

    If so specified in an applicable Prospectus Supplement, pending the availability of a permanent Global Security, all or any portion of the Senior Debt Securities of a series which may be issuable as Bearer Securities will initially be represented by one or more temporary Global Securities, without interest coupons, to be deposited with a common depositary in London for Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System ("Euroclear") and Cedel Bank, societe anonyme ("Cedel") for credit to the designated accounts. The interests of the beneficial owner or owners in a temporary Global Security in bearer form will be exchangeable for:
(i) in whole, definitive Bearer Securities, (ii) in whole, Senior Debt Securities to be represented thereafter by one or more permanent Global Securities, in bearer form without interest coupons, and/or (iii) in whole or in part, definitive Registered Securities, on or after the Exchange Date; provided, however, that if definitive Bearer Securities have previously been issued in exchange for an interest in a permanent Global Security in bearer form representing Senior Debt Securities of the same series, then interests in such Senior Debt Securities (with certain exceptions) shall only be exchangeable, in whole, for definitive Bearer Securities, definitive Registered Securities, or any combination thereof, representing Senior Debt Securities having the same interest rate and Stated Maturity, but only upon written certification in the form and to the effect described under "Denominations, Registration and Transfer" unless such certification has been provided on an earlier interest payment date. The beneficial owner of a Senior Debt Security represented by a permanent Global Security in bearer form may, on or after the applicable Exchange Date and upon 30 days' notice to the applicable Trustee given through Euroclear or Cedel, exchange its interest in whole for definitive Bearer Securities or, if specified in an applicable Prospectus Supplement, in whole or in part, definitive Registered Securities of any authorized denomination, provided, however, that if definitive Bearer Securities are issued in partial exchange for Senior Debt Securities represented by such permanent Global Security such issuance (with certain exceptions) shall give rise to the exchange of such permanent Global Security in whole for, at the option of the Holders, definitive Bearer Securities, definitive Registered Securities, or any combination thereof. No Bearer Security delivered in exchange for a portion of a permanent Global Security shall be mailed or otherwise delivered to any location in the United States in connection with such exchange. (Sections 303 and 304).

    Unless otherwise specified in an applicable Prospectus Supplement, interest in respect of any portion of a temporary Global Security in bearer form payable in respect of an Interest Payment Date occurring prior to the issuance of a permanent Global Security in bearer form will be paid to each of Euroclear and Cedel with respect to the portion of the temporary Global Security in bearer form held for its account. Each of Euroclear and Cedel will undertake in such circumstances to credit such interest received by it in respect of a temporary Global Security in bearer form to the respective accounts for which it holds such temporary Global Security in bearer form as of the relevant Interest Payment Date, but only upon receipt in each case of written certification, in the form and to the effect described under "Denomination, Registration and Transfer."

LIMITATION ON LIENS

    So long as any Senior Debt Securities remain outstanding, unless an applicable Prospectus Supplement relating thereto provides otherwise, the Company will not, and will not permit any Designated Subsidiary (as defined below), directly or indirectly, to create, issue, assume, incur or guarantee any indebtedness for money borrowed which is secured by a mortgage, pledge, lien, security interest or other encumbrance of any nature on any of the present or future common stock of a Designated Subsidiary unless the Senior Debt Securities and, if the Company so elects, any other indebtedness of the Company ranking at least pari passu with the Senior Debt Securities, shall be secured equally and ratably with (or prior to) such other secured indebtedness for money borrowed so long as it is outstanding. (Section 1005).

    The term "Designated Subsidiary" means any present or future consolidated subsidiary of the Company, the consolidated net worth of which constitutes at least 5% of the consolidated net worth of the Company. As of May 31, 1996, the Company's Designated Subsidiaries were Lehman Commercial Paper Inc., Structured Assets Securities Corporation, LB I Group Inc. and Lehman Brothers Financial Products Inc.

EVENTS OF DEFAULT

    Except as may otherwise be set forth in an applicable Prospectus Supplement relating to a series of Debt Securities, the following are Events of Default under the Senior Indenture with respect to Senior Debt Securities of such series: (a) failure to pay principal of or premium, if any, on any Senior Debt Security of that series when due; (b) failure to pay interest, if any, on any Senior Debt Security of that series and any related coupons when due, continued for 30 days; (c) failure to deposit any sinking fund payment or analogous obligation, when due, continued for 30 days, in respect of any Senior Debt Security of that series; (d) failure to perform any other covenant of the Company in the Senior Indenture (other than a covenant included in the Senior Indenture solely for the benefit of a series of Senior Debt Securities other than that series), continued for 90 days after written notice as provided in the Senior Indenture; and (e) certain events in bankruptcy, insolvency or reorganization in respect of the Company. (Section 501). An Event of Default with respect to a particular series of Senior Debt Securities does not necessarily constitute an Event of Default with respect to any other series of Senior Debt Securities issued under the same or another Senior Indenture. The Trustee may withhold notice to the Holders of any series of Senior Debt Securities of any default with respect to such series (except in the payment of principal, premium or interest, if any) if it considers such withholding to be in the interests of such Holders. (Section 602).

    If an Event of Default with respect to Senior Debt Securities of any series at the time outstanding occurs and is continuing, unless the principal of all of the Senior Debt Securities of such series shall have already become due and payable, either the Trustee or the Holders of at least 25% in principal amount of the outstanding Senior Debt Securities of that series may declare the principal amount (or, if the Senior Debt Securities of that series are (i) Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of the series, or (ii) Indexed Securities or Dual Currency Securities, the amount determined in accordance with the specified terms of the series) of all the Senior Debt Securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to Senior Debt Securities of any series has been made, but before a judgment or decree based on acceleration has been obtained and entered, the Holders of a majority in principal amount of the outstanding Senior Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration. (Section 502). For information as to waiver of defaults, see "Meetings, Modification and Waiver."

    The Senior Indenture provides that the Trustee will be under no obligation, subject to the duty of the Trustee during default to act with the required standard of care, to exercise any of its rights or powers under such Senior Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. (Section 603). Subject to such provisions for indemnification of the Trustee, the Holders of a majority in principal amount of the outstanding Senior Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Senior Debt Securities of that series. (Section 512).

    The Company will be required to furnish to the Trustee annually a statement as to the performance by the Company of certain of its obligations under the Senior Indenture and as to any default in such performance. (Section 1006).

SATISFACTION AND DISCHARGE

    The Senior Indenture provides that the Company shall be discharged from its obligations under the Senior Debt Securities of such series (with certain exceptions) at any time prior to the Stated Maturity or redemption thereof when
(a) the Company has irrevocably deposited with the Trustee, in trust, (i) sufficient funds in the currency or currency unit in which the Senior Debt Securities of such series are payable to pay the principal of (and premium, if any), and interest, if any, to Stated Maturity (or redemption) on, the Senior Debt Securities of such series, or (ii) such amount of direct obligations of, or obligations the principal of and interest, if any, on which are fully guaranteed by, the government which issued the currency in which the Senior Debt Securities of such series are payable, and which are not subject to prepayment, redemption or call, as will, together with the predetermined and certain income to accrue thereon without consideration of any reinvestment thereof, be sufficient to pay when due the principal of (and premium, if any), and interest, if any, to Stated Maturity (or redemption) on, the Senior Debt Securities of such series, or (iii) such combination of such funds and securities as described in (i) and (ii), respectively, as will, together with the predetermined and certain income to accrue on any such securities as described in (ii), be sufficient to pay when due the principal of (and premium, if any), and interest, if any, to Stated Maturity (or redemption) on, the Senior Debt Securities of such series and (b) the Company has paid all other sums payable with respect to the Senior Debt Securities of such series and (c) certain other conditions are met. Upon such discharge, the Holders of the Senior Debt Securities of such series shall no longer be entitled to the benefits of the Indenture, except for certain rights, including registration of transfer and exchange of the Senior Debt Securities of such series and replacement of lost, stolen or mutilated Senior Debt Securities, and shall look only to such deposited funds or obligations for payment. (Sections 401 and 403).

DEFEASANCE OF CERTAIN OBLIGATIONS

    If the terms of the Senior Debt Securities of any series so provide, the Company may omit to comply with the restrictive covenants in Section 801 ("Company May Consolidate, Etc., Only on Certain Terms"), Section 1005 ("Limitations on Liens on Common Stock of Designated Subsidiaries") and any other specified covenant and any such omission with respect to such Sections shall not be an Event of Default with respect to the Senior Debt Securities of such series, if (a) the Company has irrevocably deposited with the applicable Trustee, in trust, (i) sufficient funds in the currency or currency unit in which the Senior Debt Securities of such series are payable to pay the principal of (and premium, if any), and interest, if any, to Stated Maturity (or redemption) on, the Senior Debt Securities of such series, or (ii) such amount of direct obligations of, or obligations the principal of and interest, if any, on which are fully guaranteed by, the government which issued the currency in which the Senior Debt Securities of such series are payable and which are not subject to prepayment, redemption or call, as will, together with the predetermined and certain income to accrue thereon without consideration of any reinvestment thereof, be sufficient to pay when due the principal of (and premium, if any), and interest, if any, to Stated Maturity (or redemption) on, the Senior Debt Securities of such series or, (iii) such combination of such funds and securities as described in (i) and (ii), respectively, as will, together with the predetermined and certain income to accrue on any such securities as described in (ii), be sufficient to pay when due the principal of (and premium, if any), and interest, if any, to Stated Maturity (or redemption) on, the Senior Debt Securities of such series and (b) certain other conditions are met. The obligations of the Company under the Senior Indenture with respect to the Senior Debt Securities of such series, other than with respect to the covenants referred to above shall remain in full force and effect. (Section
1009).

MEETINGS, MODIFICATION AND WAIVER

    Modifications and amendments of the Senior Indenture may be made by the Company and the Trustee with the consent of the Holders of not less than 66 2/3% in principal amount of the Outstanding Debt Securities of each series issued under the Senior Indenture affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any instalment of principal of or interest, if any, on, any Senior Debt Security, (b) reduce the principal amount of, or the premium, if any, or interest, if any, on, any Senior Debt Security, (c) change any obligation of the Company to pay additional amounts, (d) reduce the amount of principal of an Original Issue Discount Security payable upon acceleration of the Maturity thereof, (e) adversely affect the right of repayment or repurchase, if any, at the option of the Holder, (f) reduce the amount, or postpone the date fixed for, any payment under any sinking fund or analogous provision, (g) change the place or currency or currency unit of payment of principal of or premium, if any, or interest, if any, on any Senior Debt Security, (h) change or eliminate the right, if any, to elect payment in a coin or currency or currency unit other than that in which Senior Debt Securities which are Registered Securities are denominated or stated to be payable, (i) impair the right to institute suit for the enforcement of any payment on or with respect to any Senior Debt Security,
(j) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of the Holders of which is required for modification or amendment of the Senior Indenture or for waiver of compliance with certain provisions of the Senior Indenture or for waiver of certain defaults, (k) reduce the requirements contained in the Senior Indenture for quorum or voting, or (l) change any obligation of the Company to maintain an office or agency in the places and for the purposes required in the Senior Indenture. (Section 902).

    The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all Senior Debt Securities of that series waive, insofar as that series is concerned, compliance by the Company with certain restrictive provisions of the Senior Indenture. (Section 1007). The Holders of not less than a majority in principal amount of the

Outstanding Debt Securities of any series may on behalf of the Holders of all Senior Debt Securities of that series and any coupons appertaining thereto waive any past default under the Senior Indenture with respect to that series, except a default in the payment of the principal of or premium, if any, or interest, if any, on any Senior Debt Security of that series or in the payment of any sinking fund instalment or analogous obligation or in respect of a provision which under the Senior Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of that series affected. (Section 513).

    The Senior Indenture contains provisions for convening meetings of the Holders of Senior Debt Securities of a series if Senior Debt Securities of that series are issuable as Bearer Securities. (Section 1301). A meeting may be called at any time by the applicable Trustee, and also, upon request, by the Company or Holders of at least 10% in principal amount of the Outstanding Debt Securities of such series, in any such case upon notice given in accordance with "Notices" below. (Section 1302). Except as limited by the proviso in the second preceding paragraph, any resolution presented at a meeting or adjourned meeting at which a quorum is present may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Debt Securities of that series; provided, however, that, except as limited by the proviso in the second preceding paragraph, any resolution with respect to any consent or waiver which may be given by the Holders of not less than 66 2/3% in principal amount of the Outstanding Debt Securities of a series may be adopted at a meeting or an adjourned meeting at which a quorum is present only by the affirmative vote of 66 2/3% in principal amount of the Outstanding Debt Securities of that series; and provided, further, that, except as limited by the proviso in the second preceding paragraph, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of Outstanding Debt Securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Debt Securities of that series. Any resolution passed or decision taken at any meeting of Holders of Senior Debt Securities of any series duly held in accordance with the applicable Senior Indenture will be binding on all Holders of Senior Debt Securities of that series and the related coupons. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the Outstanding Debt Securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the Holders of not less than 66 2/3% in principal amount of the Outstanding Debt Securities of a series, the persons holding or representing 66 2/3% in principal amount of the Outstanding Debt Securities of such series will constitute a quorum. (Section
1304).

CONSOLIDATION, MERGER AND SALE OF ASSETS

    The Company may, without the consent of any Holders of Outstanding Debt Securities, consolidate or merge with or into, or transfer or lease its assets substantially as an entirety to, any Person, and any other Person may consolidate or merge with or into, or transfer or lease its assets substantially as an entirety to, the Company, provided that (i) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or which acquires or leases the assets of the Company substantially as an entirety is organized under the laws of any United States jurisdiction and assumes the Company obligations on the Senior Debt Securities and under the Senior Indenture, (ii) after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing, and (iii) certain other conditions are met. (Section 801).

NOTICES

    Except as may otherwise be set forth in an applicable Prospectus Supplement relating to a series of Senior Debt Securities, notices to Holders of Bearer Securities will be given by publication in a daily newspaper in the English language of general circulation in The City of New York and in London, and so long as such Bearer Securities are listed on the Stock Exchange and the Stock Exchange shall so require, in a daily newspaper of general circulation in Luxembourg or, if not practical, elsewhere in Western Europe. Such publication is expected to be made in The Wall Street Journal, the Financial Times and the Luxemburger Wort. Notices to Holders of Registered Securities will be given by mail to the addresses of such Holders as they appear in the Security Register. (Sections 101 and 106).

TITLE

    Title to any temporary global Senior Debt Security, any permanent global Senior Debt Security, any Bearer Securities and any coupons appertaining thereto will pass by delivery. The Company, the Trustee and any agent of the Company or the Trustee may treat the bearer of any Bearer Security and the bearer of any coupon and the registered owner of any Registered Security as the absolute owner thereof (whether or not such Senior Debt Security or coupon shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes. (Section 308).

REPLACEMENT OF DEBT SECURITIES AND COUPONS

    Any mutilated Senior Debt Security or a Senior Debt Security with a mutilated coupon appertaining thereto will be replaced by the Company at the expense of the Holder upon surrender of such Senior Debt Security to the Trustee. Senior Debt Securities or coupons that become destroyed, stolen or lost will be replaced by the Company at the expense of the Holder upon delivery to the Trustee of the Senior Debt Security and coupons or evidence of the destruction, loss or theft thereof satisfactory to the Company and the Trustee; in the case of any coupon which becomes destroyed, stolen or lost, such coupon will be replaced by issuance of a new Senior Debt Security in exchange for the Senior Debt Security to which such coupon appertains. In the case of a destroyed, lost or stolen Senior Debt Security or coupon an indemnity satisfactory to the Trustee and the Company may be required at the expense of the Holder of such Senior Debt Security or coupon before a replacement Senior Debt Security will be issued. (Section 306).

CONCERNING THE TRUSTEES

    The Company and its affiliates maintain bank accounts, borrow money and have other customary banking relationships with the Trustee.

                  LIMITATIONS ON ISSUANCE OF BEARER SECURITIES

    In compliance with United States federal tax laws and regulations, Bearer Securities may not be offered or sold during the restricted period (as defined under "Description of Senior Debt Securities-- Denominations, Registration and Transfer"), or delivered in definitive form in connection with a sale during the restricted period, in the United States or to United States persons other than to (a) the United States office of (i) an international organization (as defined in Section 7701(a)(18) of the Code), (ii) a foreign central bank (as defined in
Section 895 of the Code), or (iii) any underwriter, agent, or dealer offering or selling Bearer Securities during the restricted period (a "Distributor") pursuant to a written contract with the issuer or with another Distributor, that purchases Bearer Securities for resale or for its own account and agrees to comply with the requirements of Section 165(j)(3)(A), (B), or (C) of the Code, or (b) the foreign branch of a United States financial institution purchasing for its own account or for resale, which institution agrees to comply with the requirements of Section 165(j)(3)(A), (B), or (C) of the Code. In addition, a sale of a Bearer Security may be made during the restricted period to a United States person who acquired and holds the Bearer Security on the Certification Date through a foreign branch of a United States financial institution that agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Code. Any Distributor (including an affiliate of a Distributor) offering or selling Bearer Securities during the restricted period must agree not to offer or sell Bearer Securities in the United States or to United States persons (except as discussed above) and must employ procedures reasonably designed to ensure that its employees or agents directly engaged in selling Bearer Securities are aware of these restrictions.

    Bearer Securities and their interest coupons will bear a legend substantially to the following effect: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Section 165(j) and 1287(a) of the Internal Revenue Code."

    Purchasers of Bearer Securities may be affected by certain limitations under United States tax laws. See "United States Taxation--Backup Withholding."

    As used herein, "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States and an estate or trust the income of which is subject to United States federal income taxation regardless of its source, and "United States" means the United States of America (including the States and the District of Columbia) and its possessions including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands. The term "Non-United States Holder" means any Holder which is not an United States person.

               DESCRIPTION OF SENIOR SUBORDINATED DEBT SECURITIES

    The following description sets forth certain general terms and provisions of the Senior Subordinated Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Senior Subordinated Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may or may not apply to the Senior Subordinated Debt Securities so offered will be described in the Prospectus Supplement relating to such Senior Subordinated Debt Securities.

    The Securities are to be issued under an indenture, dated as of March 1, 1996 (the "Subordinated Indenture") between the Company and The First National Bank of Chicago, as trustee (the "Trustee"). The form of the Subordinated Indenture is filed as an exhibit to the Registration Statements of which this Prospectus is a part. This Prospectus contains descriptions of all material provisions of the Subordinated Indenture. The summaries of such provisions of the Subordinated Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Subordinated Indenture, including the definitions therein of certain terms. Wherever particular provisions or defined terms of the Subordinated Indenture are referred to, such provisions or defined terms are incorporated herein by reference. All articles and sections of the Subordinated Indenture, and all capitalized terms set forth below, have the meanings specified in the Subordinated Indenture.

GENERAL

    The Subordinated Indenture does not limit the aggregate principal amount of Senior Subordinated Debt Securities which may be issued thereunder and provides that Senior Subordinated Debt Securities may be issued thereunder from time to time in one or more series. The Subordinated Indenture requires the prior approval of the issuance of any Senior Subordinated Debt Securities by the New York Stock Exchange, and, to the extent required, certain other domestic stock exchanges or boards of trade. The Senior Subordinated Debt Securities will be unsecured obligations of the Company and will rank equally with all indebtedness of the Company designated as Senior Subordinated Indebtedness. At May 31, 1996, approximately $3.4 billion of Senior Subordinated Indebtedness (on an unconsolidated basis) was outstanding.

    Reference is made to the Prospectus Supplement relating to the particular series of Senior Subordinated Debt Securities offered thereby for the following terms of such Senior Subordinated Debt Securities: (1) the title of such Senior Subordinated Debt Securities; (2) any limit on the aggregate principal amount of such Senior Subordinated Debt Securities; (3) the date or dates (or manner of determining the same) on which such Senior Subordinated Debt Securities will mature; (4) the rate or rates (which may be fixed or variable) (or manner of determining the same) per annum at which such Senior Subordinated Debt Securities will bear interest, if any, and the date from which such interest will accrue and the dates on which such interest will be payable (the "Interest Payment Dates") and the Regular Record Dates for such Interest Payment Dates;
(5) any mandatory or optional sinking fund or obligation to purchase or analogous provisions; (6) the price or prices at which and the terms and conditions upon which such Senior Subordinated Debt Securities may be redeemed, as a whole or in part, at the option of the Company; (7) any additional restrictive covenants included for the benefit of the Holders of such Senior Subordinated Debt Securities; (8) any additional Events of Acceleration or Events of Default provided with respect to such Senior Subordinated Debt Securities; (9) if such Senior Subordianted Debt Securities are issuable as Senior Subordinated Debt Securities the payment of principal of (and premium, if any) and/or interest due thereon is determined with reference to rates of exchange, prices, indices or other similar methods, the manner in which the amount of payments of principal of (and premium, if any) and/or interest due thereon shall be determined; (10) if such Senior Subordinated Debt Securities may be converted into or exchanged for other securities of the Company or any other person, the terms and conditions pursuant to which such Senior Subordinated Debt Securities may be converted or exchanged; (11) if the principal of (or premium, if any) or interest, if any, on such Senior Subordinated Debt Securities are to be payable, at the election of the Company or a Holder thereof, in securities or other property, the type and amount of such securities or other property, or the method by which such amount shall be determined, and the periods within which, and the terms and conditions upon which, any such election may be made; (12) whether such Senior Subordinated Debt Securities shall be issued in whole or in part in the form of a global Security or Securities and, in such case, the Depositary for such global Security or Securities, whether such global form shall be permanent or temporary and the particular provisions applicable thereto; and (13) any other terms of such Senior Subordinated Debt Securities.

    The Subordinated Indenture provides the Company with the ability, in addition to the ability to issue Senior Subordinated Debt Securities with terms different from those of Senior Subordinated Debt Securities previously issued, to "reopen" a previous issue of Senior Subordinated Debt Securities and issue additional Senior Subordinated Debt Securities of such series. (Section 3.1).

    Unless otherwise indicated in the Prospectus Supplement relating thereto, principal of and premium, if any, and interest, if any, on the Senior Subordinated Debt Securities (other than a Global Security) offered thereby will be payable, and such Senior Subordinated Debt Securities will be exchangeable and transfers thereof will be registrable, at the office of the Trustee at the address designated in the Prospectus Supplement, provided that, at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as it appears in the Security Register. (Sections 3.5, 3.7 and 3.9).

    Unless otherwise indicated in the Prospectus Supplement relating thereto, the Senior Subordinated Debt Securities offered thereby will be issued only in fully registered form without coupons in denominations of $1,000 or any integral multiple thereof. (Section 3.2). Senior Subordinated Debt Securities of a series may be issuable in whole or in part in the form of one or more Global Securities as described below under "Global Securities." One or more Global Securities will be issued in denomination, or in aggregate denomination, equal to the aggregate principal amount of Senior Subordinated Debt Securities of the series to be represented by such Global Security or Securities. No service charge will be made for any transfer or exchange of such Senior Subordinated Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 3.5).

    Securities may be issued under the Subordinated Indenture as Original Issue Discount Securities to be offered and sold at a substantial discount from the principal amount thereof. "Original Issue Discount Security" means any security which provides for an amount less than the principal amount thereof to be due and payable following an Event of Acceleration or an Event of Default. (Section 1.1). If the Senior Subordinated Debt Securities are Original Issue Discount Securities or are treated as issued with original issue discount for federal income tax purposes, special federal income tax, accounting and other considerations applicable thereto will be described in the Prospectus Supplement relating thereto.

RESTRICTIONS ON PAYMENT

    The Company's obligation to pay the Senior Subordinated Debt Securities at maturity shall be suspended if, after giving effect to such payment, the Company's net capital would be reduced below its Applicable Minimum Capital or its adjusted net capital. The Company's Applicable Minimum Capital and adjusted net capital are the minimum amounts of capital to be maintained by the Company as required by the rules and regulations of various domestic exchanges, boards of trade and governmental agencies to which it is subject in order to permit payment of subordinated debt capital. If such obligation is suspended for more than six months, the Company will be required to liquidate its business. If any principal payment is made on the Senior Subordinated Debt Securities at a time when the Company's net capital is below its Applicable Minimum Capital, the Holders of the Senior Subordinated Debt Securities are required to repay to the Company, its successors or assigns, the sum so paid; provided however, that any suit for such recovery must be commenced within two years of the date of such payment. (Sections 7.2(b) and 12.3).

    The Company may not make any optional redemptions of the Senior Subordinated Debt Securities without the consent of various domestic exchanges and boards of trade or if the Company's net capital will be reduced below certain minimum requirements. If any principal payment is made on the Senior Subordinated Debt Securities notwithstanding the foregoing, the Holders of the Senior Subordinated Debt Securities are required to repay to the Company, its successors or assigns, the sum so paid, provided, however, that any suit for such recovery must be commenced within two years of the date of such payment. (Section 12.3).

REDEMPTION

    Unless otherwise indicated in the Prospectus Supplement relating thereto, the Company at any time on or after the first anniversary of the issuance thereof may redeem for cash Senior Subordinated Debt Securities in whole or in part at their principal amount (or, if the Senior Subordinated Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) plus accrued interest, if any, provided, however, that permission of the New York Stock Exchange, and, to the extent required, certain other domestic stock exchanges or boards of trade, has been obtained. (Section 12.2).

SUBORDINATION

    The payment of the principal of, premium, if any, and interest, if any, on the Senior Subordinated Debt Securities is expressly subordinated, to the extent and in the manner set forth in the Subordinated Indenture, in right of payment to the prior payment of all Senior Indebtedness. "Senior Indebtedness" includes all Indebtedness (as defined below) of the Company, to the extent unsecured, arising out of any matter or event occurring prior to the date on which any payment on or in respect of any Debt Securities matures and becomes due and payable, which has not in whole or in part been subordinated in right of payment to any other Indebtedness of the Company. "Indebtedness" means all obligations which would be treated as liabilities in accordance with generally accepted accounting principles. By reason of such subordination, upon the maturity of any Senior Indebtedness, full payment in accordance with the terms thereof must be made or provided for before any payment of principal or interest, if any, or premium, if any, is made upon the Senior Subordinated Debt Securities and, in the event of bankruptcy, assignment for benefit of creditors, liquidation, reorganization or other marshalling of assets and liabilities of the Company, payment of the principal and interest, if any, and/or premium, if any, on the Senior Subordinated Debt Securities will be subordinated to the prior payment in full of all Senior Indebtedness, and nothing shall be paid to the Holders of the Senior Subordinated Debt Securities unless all amounts due to the Holders of Senior Indebtedness has been paid or provided for. (Sections 4.1 and 4.2).

    There is no limitation in the Subordinated Indenture on the amount of Senior Indebtedness or other Indebtedness that may exist. At May 31, 1996, Senior Indebtedness (on an unconsolidated basis) was approximately $74 billion and total assets of the Company (on an unconsolidated basis) were approximately $80 billion. The Prospectus Supplement related to a particular series of Senior Subordinated Debt Securities will set forth the amount of Senior Indebtedness then outstanding.

JUNIOR INDEBTEDNESS

    The Senior Subordinated Debt Securities will be senior in right of payment to certain Indebtedness of the Company designated as subordinated debt in the respective instrument or plan document pursuant to which such Indebtedness was issued or incurred. (Section 4.11). At May 31, 1996, approximately $215 million of such subordinated debt (on an unconsolidated basis) was outstanding.

FINANCIAL COVENANTS

    The Company may pay dividends on its common stock (with the exception of dividends paid in common stock) only to the extent that the aggregate of such dividends paid subsequent to June 30, 1978 does not exceed the sum of (i) $5,000,000, (ii) the aggregate Consolidated Net Income earned since that date,
(iii) the net proceeds of the sale since that date of common stock of the Company and (iv) the net proceeds of indebtedness sold since that date which was thereafter converted into common stock of the Company. (Section 5.5).

EVENTS OF DEFAULT AND ACCELERATION AND NOTICE THEREOF

    The Holders of a majority in aggregate principal amount of the outstanding Senior Subordinated Debt Securities of a series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee with respect to the Securities of such series. The Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Senior Subordinated Debt Securities of a series may, if an Event of Acceleration as defined in the Subordinated Indenture occurs with respect to Senior Subordinated Debt Securities of that series, declare, by notice in writing, the principal amount (or, if the Senior Subordinated Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all Outstanding Securities of that series and the interest accrued thereon to be due and payable on the last business day of the sixth calendar month following such notice (but not earlier than the first anniversary of the date of issuance of such Senior Subordinated Debt Securities in any event) and, if such Event of Acceleration is not cured by the Company prior to such last business day, the Outstanding Senior Subordinated Debt Securities of that series will be due and payable on that date. In case an Event of Default with respect to Senior Subordinated Debt Securities of any series shall occur, the principal amount (or, if the Senior Subordinated Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all Outstanding Securities of that series will become immediately due and payable. If, with respect to any series of Senior Subordinated Debt Securities, the Company shall (i) fail for 30 days to pay interest upon any Senior Subordinated Debt Security of that series, (ii) fail to pay principal or premium, if any, on any Senior Subordinated Debt Security of that series when due or (iii) fail to make or satisfy any sinking fund payment or analogous obligation on any Senior Subordinated Debt Security when due, the Company will, upon demand of the Trustee with respect to the Senior Subordinated Debt Securities of such series, pay to such Trustee for the benefit of the holders of such Senior Subordinated Debt Securities the amount then due and payable on such Senior Subordinated Debt Securities, including, to the extent legally enforceable, interest on any overdue principal and premium, if any, and on any overdue interest at the rate or rates prescribed therefor in such Senior Subordinated Debt Securities, together with an amount to cover the costs and expenses of collection. If the Company fails to pay such amounts and such failure continues unremedied (or is not waived) on the last business day of the sixth full calendar month following the date of the demand of the Trustee referred to above, such Trustee may institute and prosecute a judicial proceeding for the collection of such amounts. (Section 7.5). Subject to provisions requiring the exercise of the degree of care a prudent man would show in the conduct of his own affairs, the Trustee will be under no obligation to exercise any of its rights or powers under the Subordinated Indenture at the request of any of the Holders of Senior Subordinated Debt Securities unless they shall have offered to the Trustee reasonable security or indemnity. Except as specifically provided in the Subordinated Indenture, nothing therein relieves the Trustee from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct. (Sections 7.2(a), 7.3, 7.14, 8.1 and 8.3(e)).

    The following events constitute Events of Acceleration as defined in the Subordinated Indenture with respect to any series of Senior Subordinated Debt
Securities: failure for 30 days to pay interest upon any Senior Subordindated Debt Security of that series when due; failure to pay principal or premium, if any, on any Senior Subordinated Debt Security of that series when due; failure for 60 days after notice to perform a certain covenant in the Subordinated Indenture; and, subject to certain conditions, acceleration of the maturity of Indebtedness of the Company constituting net capital aggregating more that $10,000,000 upon default thereon. Events of Default include: bankruptcy, liquidation and similar proceedings and the failure for 15 consecutive days to maintain the minimum amount of net capital under the Net Capital Rule necessary to permit the Company to carry on its business as a broker-dealer. (Section 7.1).

    The Subordinated Indenture provides that the Trustee shall, within 90 days after the occurrence of an event described in the preceding paragraph (without regard to any period of grace as therein specified or any requirement for the giving of notice) or the failure of the Company to duly observe or perform any provision of the Subordinated Indenture with respect to Senior Subordinated Debt Securities of any series, give to the Holders of the outstanding Senior Subordinated Debt Securities of that series notice of all uncured defaults known to it with respect to Senior Subordinated Debt Securities of that series (including both Events of Default and Events of Acceleration); provided that, except in the case of default in the payment of principal or interest, if any, on any of the Subordinated Debt Securities of that series or the payment of any sinking fund installment, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the Holders of the outstanding Senior Subordinated Debt Securities of that series. (Section 8.2).

    The Company must deliver to the Trustee annually an officers' certificate stating whether or not the signers thereof have obtained knowledge of any existing default by the Company in the performance or fulfillment of the covenants, agreements and obligations contained in the Subordinated Indenture with respect to any series of Senior Subordinated Debt Securities and, if so, specifying each such default and the nature thereof. (Section 5.6).

MODIFICATION OF THE SUBORDINATED INDENTURE

    Modifications and amendments of the Subordinated Indenture may be made by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Senior Subordinated Debt Securities of each series affected thereby; provided, however, that no such modification or amendment may, without the consent of the Holder of each outstanding Senior Subordinated Debt Security affected thereby: (a) change the stated maturity date of the principal of, or any installment of principal of or interest, if any, on, any Senior Subordinated Debt

Security; (b) reduce the principal amount of, or the premium (if any) or interest, if any, on, any Senior Subordinated Debt Security; (c) adversely affect any right of repayment at the option of the Holder of any Senior Subordinated Debt Security, or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation; (d) reduce the amount of principal of an Original Issue Discount Security payable upon acceleration of the Maturity thereof; (e) change the place or currency of payment of principal of, or premium (if any) or interest, if any, on, any Senior Subordinated Debt Security; (f) impair the right to institute suit for the enforcement of any payment on or with respect to any Senior Subordinated Debt Security; or (g) reduce the percentage in principal amount of outstanding Senior Subordinated Debt Securities of any series, the consent of the Holders of which is required for modification or amendment of the Subordinated Indenture or for waiver of compliance with certain provisions of the Subordinated Indenture or for waiver of certain defaults. (Section 10.2).

    The Holders of not less than a majority in aggregate principal amount of the outstanding Senior Subordinated Debt Securities of any series may on behalf of the Holders of all Senior Subordinated Debt Securities of that series waive, insofar as that series is concerned, compliance by the Company with certain restrictive covenants of the Subordinated Indenture. (Section 5.7). The Holders of a majority in aggregate principal amount of the outstanding Senior Subordinated Debt Securities of any series may on behalf of the Holders of all Senior Subordinated Debt Securities of that series waive any past default under the Subordinated Indenture with respect to that series, except a default in the payment of the principal of, or the premium (if any) or interest, if any, on, any Senior Subordinated Debt Security of that series or in respect of a provision which under the Subordinated Indenture cannot be modified or amended without the consent of the Holder of each outstanding Senior Subordinated Debt Security of that series affected. (Section 7.15).

SATISFACTION AND DISCHARGE

    The Subordinated Indenture may be fully satisfied and discharged not earlier than two years after payment of all outstanding Senior Subordinated Debt Securities shall have been made or duly provided for. (Section 6.1).

GLOBAL SECURITIES

    The Senior Subordinated Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with or on behalf of a depository (a "Depository") identified in the Prospectus Supplement relating to such series. Global Securities will be issued in registered form in either temporary or permanent form.

    The specific terms of the depository arrangement with respect to any Senior Subordinated Debt Securities of a series will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to all depository arrangements.

    Senior Subordinated Debt Securities which are to be represented by a Global Security to be deposited with or on behalf of a Depository will be registered in the name of such Depository or its nominee. Upon the issuance of a Global Security, the Depository for such Global Security will credit the respective principal amounts of the Senior Subordinated Debt Securities represented by such Global Security to the accounts of institutions that have accounts with such depository or its nominee ("participants"). The accounts to be credited shall be designated by the underwriters or agents of such Senior Subordinated Debt Securities or by the Company, if such Senior Subordinated Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in such Global Securities will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in such Global Securities will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depository or its nominee for such Global Security. Ownership of beneficial interests in Global Securities by persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

    So long as the Depository for a Global Security, or its nominee, is the registered owner of such Global Security, such depository or such nominee, as the case may be, will be considered the sole owner or holder of the Senior Subordinated Debt Securities represented by such Global Security for all purposes under the Subordinated Indenture. Except as set forth below, owners of beneficial interests in such Global Securities will not be entitled to have Senior Subordinated Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Senior Subordinated Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the Subordinated Indenture.

    Payment of principal of, and premium, if any, and any interest on Senior Subordinated Debt Securities registered in the name of or held by a Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the registered owner or the holder of the Global Security. None of the Company, the Trustee, any Paying Agent or the Security Registrar for such Senior Subordinated Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. (Section 3.11).

    The Company expects that the Depository for a permanent Global Security, upon receipt of any payment of principal, premium or interest in respect of a permanent Global Security, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depository. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

    A Global Security may not be transferred except as a whole by the Depository for such Global Security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by such depository or any such nominee to a successor of such depository or a nominee of such successor. If a Depository for a permanent Global Security is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within 90 days, the Company will issue Senior Subordianted Debt Securities in definitive form in exchange for all of the Global Securities representing such Senior Subordinated Debt Securities. In addition, the Company may at any time and in its sole discretion determine not to have any Senior Subordinated Debt Securities represented by one or more Global Securities and, in such event, will issue Senior Subordinated Debt Securities in definitive form in exchange for all of the Global Securities representing such Senior Subordinated Debt Securities. (Section 3.5). Further, if the Company so specifies with respect to the Senior Subordinated Debt Securities of a series, an owner of a beneficial interest in a Global Security representing Senior Subordinated Debt Securities of such series may, on terms acceptable to the Company and the Depository for such Global Security, receive Senior Subordinated Debt Securities of such series in definitive form. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in definitive form of Senior Subordinated Debt Securities of the series represented by such Global Security equal in principal amount to such beneficial interest and to have such Senior Subordinated Debt Securities registered in its name. Senior Subordinated Debt Securities of such series so issued in definitive form will be issued as registered securities in denominations, unless otherwise specified by the Company, of $1,000 and integral multiples thereof. (Section 3.5).

CERTAIN INFORMATION RELATING TO THE TRUSTEE

    The Company and its affiliates maintain bank accounts, borrow money and have other customary banking relationships with the Trustee.

                             UNITED STATES TAXATION

    In the opinion of Simpson Thacher & Bartlett, special United States tax counsel to the Company, the following discussion is an accurate summary of the material United States federal income tax consequences of the purchase, ownership and disposition of Debt Securities as of the date hereof. Except where noted, it deals only with Debt Securities held as capital assets by United States Holders and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, life insurance companies, persons holding Debt Securities as a part of a hedging or conversion transaction or a straddle or United States Holders whose "functional currency" is not the U.S. dollar. Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified so as to result in federal income tax consequences different from those discussed below. Any special United States federal income tax considerations relevant to a particular issue of Debt Securities will be provided in the applicable Prospectus Supplement. PERSONS CONSIDERING THE PURCHASE, OWNERSHIP OR DISPOSITION OF DEBT SECURITIES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE FEDERAL INCOME TAX CONSEQUENCES IN LIGHT OF THEIR PARTICULAR SITUATIONS AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION.

PAYMENTS OF INTEREST

    Except as set forth below, interest on a Debt Security will generally be taxable to a United States Holder as ordinary income at the time it is paid or accrued in accordance with the United States Holder's method of accounting for tax purposes. As used herein, a "United States Holder" of a Debt Security means a holder that is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust the income of which is subject to United States federal income taxation regardless of its source. A "Non-United States Holder" is a holder that is not a United States Holder.

ORIGINAL ISSUE DISCOUNT

    United States Holders of Debt Securities issued with original issue discount ("OID") will be subject to special tax accounting rules, as described in greater detail below. United States Holders of such Debt Securities should be aware that they generally must include OID in gross income in advance of the receipt of cash attributable to that income. However, United States Holders of such Debt Securities generally will not be required to include separately in income cash payments received on the Debt Securities, even if denominated as interest, to the extent such payments do not constitute qualified stated interest (as defined below). Debt Securities issued with OID will be referred to as "Original Issue Discount Debt Securities." Notice will be given in the applicable Prospectus Supplement when the Company determines that a particular Debt Security will be an Original Issue Discount Debt Security.

    This summary is based upon final Treasury regulations applicable to debt instruments issued with OID (the "OID Regulations"). The following discussion does not address Debt Securities providing for contingent payments other than Debt Securities that bear qualified stated interest.

    A Debt Security with an "issue price" that is less than its stated redemption price at maturity (the sum of all payments to be made on the Debt Security other than "qualified stated interest") will be issued with OID if such difference is at least 0.25 percent of the stated redemption price at maturity multiplied by the number of complete years to maturity. The "issue price" of each Debt Security in a particular offering will be the first price at which a substantial amount of that particular offering is sold

(other than to an underwriter, placement agent or wholesaler). The term "qualified stated interest" means stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at a single fixed rate or, subject to certain conditions, based on one or more indices. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Notice will be given in the applicable Prospectus Supplement when the Company determines that a particular Debt Security will bear interest that is not qualified stated interest.

    In the case of a Debt Security issued with de minimis OID (i.e., discount that is not OID because it is less than 0.25 percent of the stated redemption price at maturity multiplied by the number of complete years to maturity), the United States Holder generally must include such de minimis OID in income as principal payments on the Debt Securities are made in proportion to the stated principal amount of the Debt Security. Any amount of de minimis OID that has been included in income shall be treated as capital gain.

    Original Issue Discount Debt Securities that may be redeemed prior to their stated maturity at the option of the Company and/or at the option of the Holder may be subject to rules that differ from the general rules discussed herein. Persons considering the purchase of Original Issue Discount Debt Securities with such features should carefully examine the applicable Prospectus Supplement and should consult their own tax advisors with respect to such features since the tax consequences with respect to OID will depend, in part, on the particular terms and features of the Debt Securities.

    United States Holders of Original Issue Discount Debt Securities with a maturity upon issuance of more than one year must, in general, include OID in income in advance of the receipt of some or all of the related cash payments. The amount of OID includible in income by the initial United States Holder of an Original Issue Discount Debt Security is the sum of the "daily portions" of OID with respect to the Debt Security for each day during the taxable year or portion of the taxable year in which such United States Holder held such Debt Security ("accrued OID"). The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to that accrual period. The "accrual period" for an Original Issue Discount Debt Security may be of any length and may vary in length over the term of the Debt Security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period is an amount equal to the excess, if any, of (a) the product of the Debt Security's adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over (b) the sum of any qualified stated interest allocable to the accrual period. OID allocable to a final accrual period is the difference between the amount payable at maturity (other than a payment of qualified stated interest) and the adjusted issue price at the beginning of the final accrual period. Special rules will apply for calculating OID for an initial short accrual period. The "adjusted issue price" of a Debt Security at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period (determined without regard to the amortization of any acquisition or bond premium, as described below) and reduced by any payments made on such Debt Security (other than qualified stated interest) on or before the first day of the accrual period. Under these rules, a United States Holder will have to include in income increasingly greater amounts of OID in successive accrual periods. The Company is required to provide information returns stating the amount of OID accrued on Debt Securities held of record by persons other than corporations and other exempt Holders.

    In the case of an Original Issue Discount Debt Security that is a floating rate Debt Security, both the "yield to maturity" and "qualified stated interest" will be determined solely for purposes of calculating the accrual of OID as though the Debt Security will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the Debt Security on its date of issue or, in the case of certain floating rate Debt Securities, the rate that reflects the yield to maturity that is reasonably expected for the Debt Security. Additional rules may apply if interest on a floating rate Debt Security is based on more than one interest index. Persons considering the purchase of floating rate Debt Securities should carefully examine the applicable Prospectus Supplement and should consult their own tax advisors regarding the U.S. federal income tax consequences of the holding and disposition of such Debt Securities.

    United States Holders may elect to treat all interest on any Debt Security as OID and calculate the amount includible in gross income under the constant yield method described above. For the purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. The election is to be made for the taxable year in which the United States Holder acquired the Debt Security, and may not be revoked without the consent of the Internal Revenue Service (the "IRS"). UNITED STATES HOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS ABOUT THIS ELECTION.

SHORT-TERM DEBT SECURITIES

    In the case of Original Issue Discount Debt Securities having a term of one year or less ("Short-Term Debt Securities"), under the OID Regulations all payments (including all stated interest) will be included in the stated redemption price at maturity and, thus, United States Holders will generally be taxable on the discount in lieu of stated interest. The discount will be equal to the excess of the stated redemption price at maturity over the issue price of a Short-Term Debt Security, unless the United States Holder elects to compute this discount using tax basis instead of issue price. In general, individuals and certain other cash method United States Holders of a Short-Term Debt Security are not required to include accrued discount in their income currently unless they elect to do so. United States Holders that report income for federal income tax purposes on the accrual method and certain other United States Holders are required to accrue discount on such Short-Term Debt Securities (as ordinary income) on a straight-line basis, unless an election is made to accrue the discount according to a constant yield method based on daily compounding. In the case of a United States Holder that is not required, and does not elect, to include discount in income currently, any gain realized on the sale, exchange or retirement of the Short-Term Debt Security will be ordinary income to the extent of the discount accrued through the date of sale, exchange or retirement. In addition, a United States Holder that does not elect to currently include accrued discount in income may be required to defer deductions for a portion of the United States Holder's interest expense with respect to any indebtedness incurred or continued to purchase or carry such Debt Securities.

MARKET DISCOUNT

    If a United States Holder purchases a Debt Security (other than an Original Issue Discount Debt Security) for an amount that is less than its stated redemption price at maturity or, in the case of an Original Issue Discount Debt Security, its adjusted issue price, the amount of the difference will be treated as "market discount" for federal income tax purposes, unless such difference is less than a specified de minimis amount. Under the market discount rules, a United States Holder will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a Debt Security as ordinary income to the extent of the market discount which has not previously been included in income and is treated as having accrued on such Debt Security at the time of such payment or disposition. In addition, the United States Holder may be required to defer, until the maturity of the Debt Security or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such Debt Security.

    Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the Debt Security, unless the United States Holder elects to accrue on a constant interest method. A United States Holder of a Debt Security may elect to include market discount in income currently as it accrues (on either a ratable or constant interest method), in which case the rule described above regarding deferral of interest deductions will not apply. This election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

ACQUISITION PREMIUM; AMORTIZABLE BOND PREMIUM

    A United States Holder that purchases a Debt Security for an amount that is greater than its adjusted issue price but equal to or less than the sum of all amounts payable on the Debt Security after the purchase date other than payments of qualified stated interest will be considered to have purchased such Debt Security at an "acquisition premium." Under the acquisition premium rules, the amount of OID which such holder must include in its gross income with respect to such Debt Security for any taxable year will be reduced by the portion of such acquisition premium properly allocable to such year.

    A United States Holder that purchases a Debt Security for an amount in excess of the sum of all amounts payable on the Debt Security after the purchase date other than qualified stated interest will be considered to have purchased such Debt Security at a "premium" and will not be required to include any OID in income. A United States Holder generally may elect to amortize the premium over the remaining term of the Debt Security on a constant yield method. The amount amortized in any year will be treated as a reduction of the United States Holder's interest income from the Debt Security. Bond premium on a Debt Security held by a United States Holder that does not make such an election will decrease the gain or increase the loss otherwise recognized on disposition of the Debt Security. The election to amortize premium on a constant yield method once made applies to all debt obligations held or subsequently acquired by the electing United States Holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

SALE, EXCHANGE AND RETIREMENT OF DEBT SECURITIES

    A United States Holder's tax basis in a Debt Security will, in general, be the United States Holder's cost therefor, increased by OID, market discount or any discount with respect to a Short-Term Debt Security previously included in income by the United States Holder and reduced by any amortized premium and any cash payments on the Debt Security other than qualified stated interest. Upon the sale, exchange or retirement of a Debt Security, a United States Holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange or retirement (less any accrued qualified stated interest, which will be taxable as such) and the adjusted tax basis of the Debt Security. Except as described above with respect to certain Short-Term Debt Securities or with respect to market discount, such gain or loss will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or retirement the Debt Security has been held for more than one year. Under current law, net capital gains of individuals are, under certain circumstances, taxed at lower rates than items of ordinary income. The deductibility of capital losses is subject to limitations.

TAX CONSEQUENCES OF SATISFACTION AND DISCHARGE

    The Company may discharge its obligations under the Debt Securities as more fully described under "Description of Senior Debt Securities -- Satisfaction and Discharge" and "Description of Senior Subordinated Debt Securities -- Satisfaction and Discharge" above. In that event, the IRS may take the view that such a discharge constitutes the retirement of the Debt Securities and the issuance of new obligations with the result that Holders of the Debt Securities would recognize any gain or loss realized on such a retirement, although any such gain would generally not be taxable to Non-United States Holders under the circumstances outlined below. Furthermore, following discharge, the Debt Securities might be subject to withholding, backup withholding and/or information reporting.

NON-UNITED STATES HOLDERS

    Under present United States federal income and estate tax law, and subject to the discussion below concerning backup withholding:

        (a) no withholding of United States federal income tax will be required with respect to the payment by the Company or any Paying Agent of principal, premium, if any, or interest (which for purposes of this discussion includes
    OID) on a Debt Security owned by a Non-United States Holder, provided (i) that the beneficial owner does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote within the meaning of section 871(h)(3) of the Code and the regulations thereunder,
    (ii) the beneficial owner is not a controlled foreign corporation that is related to the Company through stock ownership, (iii) the beneficial owner is not a bank whose receipt of interest on a Debt Security is described in section 881(c)(3)(A) of the Code, (iv) in the case of a Registered Security, the beneficial owner satisfies the statement requirement (described generally below) set forth in section 871(h) and section 881(c) of the Code and the regulations thereunder; and (v) such interest is not considered contingent interest under Section 871(h)(4)(A) of the Code and the regulations thereunder.

        (b) no withholding of United States federal income tax will be required with respect to any gain or income realized by a Non-United States Holder upon the sale, exchange or retirement of a Debt Security; and

        (c) a Debt Security beneficially owned by an individual who at the time of death is a Non-United States Holder will not be subject to United States federal estate tax as a result of such individual's death, provided that such individual does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the company entitled to vote within the meaning of section 871(h)(3) of the Code and provided that the interest payments with respect to such Debt Security would not have been, if received at the time of such individual's death, effectively connected with the conduct of a United States trade or business by such individual.

    To satisfy the requirement referred to in (a)(iv) above, the beneficial owner of such Debt Security, or a financial institution holding the Debt Security on behalf of such owner, must provide, in accordance with specified procedures, a paying agent of the Company with a statement to the effect that the beneficial owner is not a U.S. person, citizen or resident. Pursuant to current temporary Treasury regulations, these requirements will be met if (1) the beneficial owner provides his name and address, and certifies, under penalties of perjury, that he is not a U.S. person, citizen or resident (which certification may be made on an Internal Revenue Service Form W-8 (or successor form)) or (2) a financial institution holding the Debt Security on behalf of the beneficial owner certifies, under penalties of perjury, that such statement has been received by it and furnishes a paying agent with a copy thereof.

    If a Non-United States Holder cannot satisfy the requirements of the "portfolio interest" exception described in (a) above, payments of premium, if any, and interest (including OID) made to such Non-United States Holder will be subject to a 30% withholding tax unless the beneficial owner of the Debt Security provides the Company or its paying agent, as the case may be, with a properly executed (1) Internal Revenue Service Form 1001 (or successor form) claiming an exemption from withholding under the benefit of a tax treaty or (2) Internal Revenue Service Form 4224 (or successor form) stating that interest paid on the Note is not subject to withholding tax because it is effectively connected with the beneficial owner's conduct of a trade or business in the United States.

    If a Non-United States Holder is engaged in a trade or business in the United States and premium, if any, or interest (including OID) on the Debt Security is effectively connected with the conduct of such trade or business, the Non-United States Holder, although exempt from the withholding tax discussed above, will be subject to United States federal income tax on such interest and OID on a net income basis in the same manner as if it were a United States Holder. In addition, if such holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, such premium, if any, and interest (including OID) on a Debt Security will be included in such foreign corporation's earnings and profits.

    Any gain or income realized upon the sale, exchange or retirement of a Debt Security will not be subject to United States federal income tax if (i) such gain or income is not effectively connected with a trade or business in the United States of the Non-United States Holder, and (ii) in the case of a Non-United States Holder who is an individual, either such individual is not present in the United States for 183 days or more in the taxable year of such sale, exchange or retirement, and certain other conditions are not met.

BACKUP WITHHOLDING AND INFORMATION REPORTING

    In general, information reporting requirements will apply to certain payments of principal, interest, OID and premium paid on Debt Securities and to the proceeds of sale of a Debt Security made to United States Holders other than certain exempt recipients (such as corporations). A 31% backup withholding tax will apply to such payments if the United States Holder fails to provide a taxpayer identification number or certification of foreign or other exempt status or fails to report in full dividend and interest income.

    No information reporting on IRS Form 1099 or backup withholding will be required with respect to payments made by the Company or any paying agent to Non-United States Holders (1) if those payments are made outside of the United States on Bearer Securities or (2) on Registered Securities with respect to which a statement described in (a)(iv) under "Non-United States Holders" has been received and the payor does not have actual knowledge that the beneficial owner is a United States person. However, interest (including OID) paid to a Non-United States Holder on a Registered Security will be required to be reported annually on IRS Form 1042-S.

    In addition, backup withholding and information reporting will not apply if payments of the principal, interest, OID or premium on a Debt Security are paid or collected by a foreign office of a custodian, nominee or other foreign agent on behalf of the beneficial owner of such Debt Security, or if a foreign office of a broker (as defined in applicable Treasury regulations) pays the proceeds of the sale of a Debt Security to the owner thereof. If, however, such nominee, custodian, agent or broker is, for United States federal income tax purposes, a U.S. person, a controlled foreign corporation or a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, such payments will not be subject to backup withholding but will be subject to information reporting, unless (1) such custodian, nominee, agent or broker has documentary evidence in its records that the beneficial owner is not a U.S. person and certain other conditions are met or (2) the beneficial owner otherwise establishes an exemption. Temporary Treasury regulations provide that the Treasury is considering whether backup withholding will apply with respect to such payments of principal, interest or the proceeds of a sale that are not subject to backup withholding under the current regulations.

    Payments of principal, interest, OID and premium on a Debt Security paid to the beneficial owner of a Debt Security by a United States office of a custodian, nominee or agent, or the payment by the United States office of a broker of the proceeds of sale of a Debt Security, will be subject to both backup withholding and information reporting unless the beneficial owner provides the statement referred to in (a)(iv) above and the payor does not have actual knowledge that the beneficial owner is a United States person or otherwise establishes an exemption.

    Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against such holder's U.S. federal income tax liability provided the required information is furnished to the IRS.

                              CAPITAL REQUIREMENTS

    As registered broker-dealers, the Company and certain of its subsidiaries (the "Regulated Subsidiaries") are subject to the SEC's net capital rule (Rule 15c3-1, the "Net Capital Rule"), promulgated under the Exchange Act. The Exchange monitors the application of the Net Capital Rule by the Company, and the NASD monitors the application of the Net Capital Rule by the Regulated Subsidiaries. The Company and the Regulated Subsidiaries compute net capital under the alternative method of the Net Capital Rule which requires the maintenance of minimum net capital, as defined. A broker-dealer may be required to reduce its business if its net capital is less than 4% of aggregate debit balances and may also be prohibited from expanding its business or paying cash dividends if resulting net capital would be less than 5% of aggregate debit balances. In addition, the Net Capital Rule does not allow withdrawal of subordinated capital if net capital would be less than 5% of such debit balances.

    The Net Capital Rule also limits the ability of broker-dealers to transfer large amounts of capital to parent companies and other affiliates. Under the Net Capital Rule equity capital can not be withdrawn from a broker-dealer without the prior approval of the SEC when net capital after the withdrawal would be less than 25% of its securities positions haircuts (which are deductions from capital of certain specified percentages of the market value of securities to reflect the possibility of a market decline prior to disposition). In addition, the Net Capital Rule requires broker-dealers to notify the SEC and the appropriate self-regulatory organization two business days before a withdrawal of excess net capital if the withdrawal would exceed the greater of $500,000 or 30% of the broker-dealer's excess net capital, and two business days after a withdrawal that exceeds the greater of $500,000 or 20% of excess net capital. Finally, the Net Capital Rule authorizes the SEC to order a freeze on the transfer of capital if a broker-dealer plans a withdrawal of more than 30% of its excess net capital and the SEC believes that such a withdrawal would be detrimental to the financial integrity of the firm or would jeopardize the broker-dealer's ability to pay its customers.

    Compliance with the Net Capital Rule could limit those operations of the Company and its Regulated Subsidiaries that require the intensive use of capital, such as underwriting and trading activities and the financing of customer account balances.

    The Company is subject to other domestic and international regulatory requirements with which it is required to comply.

                   OUTSTANDING SUBORDINATED DEBT INSTRUMENTS

    The Company has issued various subordinated debt instruments in a form, and to persons, approved by the NYSE in accordance with the provisions of NYSE Rule
325. When issued, the Debt Securities shall constitute such subordinated debt. The Company is permitted to treat such subordinated debt as capital for the purposes of the Net Capital Rule and NYSE Rule 325. The instruments evidencing such subordinated debt provide that they shall be subordinated and junior in right of payment to the prior payment in full, or provision for such payment, of all obligations to all other present and future creditors of the Company (except for other subordinated debt similarly subordinated).

                              PLAN OF DISTRIBUTION

    The Company may sell Debt Securities through, or through underwriting syndicates managed by, Lehman Brothers Inc. ("Lehman Brothers") alone or with one or more other underwriters. The specific managing underwriter or underwriters with respect to the offer and sale of Debt Securities are set forth on the cover of a Prospectus Supplement relating to such Debt Securities and the members of the underwriting syndicate, if any, are named in such Prospectus Supplement. Only the underwriters so named in a Prospectus Supplement are underwriters, in connection with the Debt Securities offered thereby. The Prospectus Supplement also describes the discounts and commissions to be allowed or paid to the underwriters, all other items constituting underwriting compensation, the discounts and commissions to be allowed or paid to dealers, if any, and the exchanges, if any, on which the Debt Securities will be listed.

    The Debt Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase such Debt Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Debt Securities of the series offered by the Prospectus Supplement if any of such Debt Securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. To the extent, if any, that Debt Securities to be purchased by Lehman Brothers, as underwriter, are not sold by it at the public offering price set forth in the Prospectus Supplement, the Company, as issuer of such Debt

Securities, will not receive the full amount of net proceeds of such Debt Securities set forth on the cover of the Prospectus Supplement.

    If so indicated in the Prospectus Supplement, the Company will authorize the underwriters to solicit offers by certain institutional investors to purchase Debt Securities providing for payment and delivery on a future date specified in the Prospectus Supplement. There may be limitations on the minimum amount which may be purchased by any such institutional investor or on the portion of the aggregate principal amount of the particular Debt Securities which may be sold pursuant to such arrangements. Institutional investors to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, educational and charitable institutions and such other institutions as may be approved by the Company. The obligations of any such purchasers pursuant to such delayed delivery and payment arrangements will not be subject to any conditions except (i) the purchase by an institution of the particular Debt Securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (ii) the Company shall have sold to such underwriters the total principal amount of such Debt Securities less the principal amount thereof covered by such arrangements. Underwriters will not have any responsibility in respect of the validity of such arrangements or the performance of the Company or such institutional investors thereunder.

    The underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters may be required to make in respect thereof. The underwriters may engage in transactions with, or perform services for, the Company in the ordinary course of business.

    Each underwriter will represent and agree that (i) it has not offered or sold and will not offer or sell any Debt Securities to persons in the United Kingdom except to persons whose ordinary activities involve then in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (the "Regulations"); (ii) it complied and will comply with all applicable provisions of the Financial Services Act 1986 and the Regulations with respect to anything done by it in relation to the Debt Securities in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on to any person in the United Kingdom any document received by it in connection with the issue of the Debt Securities if that person is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom such document may otherwise lawfully be issued or passed on.

    This Prospectus, together with an applicable Prospectus Supplement, may also be used by Lehman Brothers International (Europe) ("LBIE") in connection with offers and sales of Securities related to market making transactions, by and through LBIE, at negotiated prices related to prevailing market prices at the time of sale or otherwise. LBIE may act as principal or agent in such transactions.

    The underwriting arrangements for any offering of the Debt Securities will comply with the requirements of Schedule E of the By-Laws of the NASD regarding an NASD member firm underwriting its own securities. Pursuant to Section 5 of Schedule E to the By-Laws of the NASD, the net proceeds to be received by the Company from the sale of the Debt Securities shall be placed in a duly established escrow account and shall not be released therefrom or used by the Company in any manner until the Company has filed with the NASD a computation of net capital in the manner required by and meeting the requirements of Section 5 of Schedule E.

                                 ERISA MATTERS

    The Company may be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and a "disqualified person" under corresponding provisions of the Code, with respect to certain employee benefit plans. Certain transactions between an employee benefit plan and a party in interest or disqualified person may result in "prohibited transactions" within the meaning of ERISA and the Code. ANY EMPLOYEE BENEFIT PLAN PROPOSING TO INVEST IN THE DEBT SECURITIES SHOULD CONSULT WITH ITS LEGAL COUNSEL.

                                 LEGAL OPINIONS

    Unless otherwise indicated in an applicable Prospectus Supplement relating to Debt Securities, the validity of the Debt Securities offered hereby will be passed upon for the Company by Karen M. Muller, Esq., Deputy General Counsel of the Company, and for any underwriter by Simpson Thacher & Bartlett (a partnership which includes professional corporations), 425 Lexington Avenue, New York, New York 10017. Simpson Thacher & Bartlett acts as counsel in various matters for Lehman Brothers Holdings Inc., the Company and certain of their subsidiaries.

                            INDEPENDENT ACCOUNTANTS

    The consolidated financial statements and schedule of the Company for the year ended November 30, 1995, for the eleven months ended November 30, 1994, and for the year ended December 31, 1993 appearing in the Company's Report on Form 10-K for the year ended November 30, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedule are, and audited financial statements included in subsequently filed documents will be, incorporated herein by reference in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.

=========================================   ====================================
- -----------------------------------------   ------------------------------------

  NO DEALER, SALESPERSON OR OTHER PERSON
HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATION
NOT CONTAINED IN THIS PROSPECTUS AND,
IF GIVEN OR MADE, SUCH INFORMATION OR
REPRESENTATION MUST NOT BE RELIED UPON
AS HAVING BEEN AUTHORIZED BY THE
COMPANY OR ANY AGENT OR UNDERWRITER.
THIS PROSPECTUS DOES NOT CONSTITUTE AN
OFFER TO SELL OR A SOLICITATION                      LEHMAN BROTHERS INC.
OF AN OFFER TO BUY ANY OF THE
SECURITIES OFFERED HEREBY IN ANY
JURISDICTION TO ANY PERSON TO WHOM IT
IS UNLAWFUL TO MAKE SUCH OFFER IN
SUCH JURISDICTION. NEITHER THE DELIVERY
OF THIS PROSPECTUS NOR ANY SALE MADE
HEREUNDER SHALL, UNDER ANY
CIRCUMSTANCES, CREATE ANY IMPLICATION
THAT THERE HAS BEEN NO CHANGE IN THE
AFFAIRS OF THE COMPANY SINCE THE DATE
OF THIS PROSPECTUS.

        ---------------------                          DEBT SECURITIES

          TABLE OF CONTENTS

                                   PAGE
                                   ----
Available Information...........      2
Documents Incorporated by
  Reference.....................      2
The Company.....................      3
Use of Proceeds.................      3
Ratio of Earnings to
  Fixed Charges.................      3
Description of Senior Debt
Securities......................      4             ---------------------
Limitations on Issuance
  of Bearer Securities..........     14                   PROSPECTUS
Description of Senior
  Subordinated Debt Securities..     15                            ,1996
United States Taxation..........     22             ---------------------
Capital Requirements............     27
Outstanding Subordinated
  Debt Instruments..............     28
Plan of Distribution............     28
ERISA Matters...................     30
Legal Opinions..................     30
Independent Accountants.........     30

- -----------------------------------------   ------------------------------------
=========================================   ====================================

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following are the estimated expenses to be incurred by Lehman Brothers Inc. (the "Registrant"), in connection with the offering described in this Registration Statement (other than underwriting discounts and commissions).

SEC registration fee............................................   $344,828
NASD fee........................................................   $ 30,500
Legal fees and expenses.........................................     25,000*
Accounting fees and expenses....................................     20,000*
Fees and expenses of Trustee....................................     30,000*
Blue Sky qualification fees and expenses........................     25,000*
Printing and engraving fees.....................................     30,000*
Miscellaneous...................................................      4,672*
                                                                   --------
      Total.....................................................   $510,000
                                                                   --------
                                                                   --------

- ------------

* Estimated and subject to future contingencies

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Restated Certificate of Incorporation of the Registrant requires the Registrant to indemnify its directors and officers to the fullest extent permitted by Delaware General Corporation Law. In addition, the directors of the Registrant are insured under officers' and directors' liability insurance policies purchased by the Company. The directors, officers and employees of the Registrant are also insured against fiduciary liabilities under the Employee Retirement Income Security Act of 1974.

    Any underwriting agreement or agency agreement with respect to an offering of securities registered hereunder will provide for the indemnification of the Registrant and its officers and directors by the underwriters or agents, as the case may be, against certain liabilities including liabilities under the Securities Act of 1933.

ITEM 16. EXHIBITS

    The Exhibit Index on page E-1 is hereby incorporated by reference.

ITEM 17. UNDERTAKINGS

    (a) The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to

       Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    provided, however, that the undertakings set forth in paragraphs (i) and
    (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Restated Certificate of Incorporation and other provisions summarized in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 17th day of July, 1996.

                                          LEHMAN BROTHERS INC.

                                          By   /s/ MICHAEL R. MILVERSTED
                                             ...................................
                                                   Michael R. Milversted
                                                         Treasurer

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas A. Russo, Michael R. Milversted and Karen
M. Muller and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement and any Registration Statement previously filed by the Registrant or a predecessor in interest, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

               SIGNATURE                              TITLE                      DATE
- ----------------------------------------  ------------------------------   -----------------

      /s/ RICHARD S. FULD, JR.            Chairman of the Board, Chief         July 17, 1996
 ........................................    Executive Officer, and
          Richard S. Fuld, Jr.                Director (principal
                                               executive officer)

     /s/ T. CHRISTOPHER PETTIT            President and Director               July 17, 1996
 ........................................
         T. Christopher Pettit

       /s/ CHARLES B. HINTZ               Chief Financial Officer and          July 17, 1996
 ........................................    Director (principal
            Charles B. Hintz                financial and accounting officer)

        /s/ DAVID GOLDFARB                Controller                           July 17, 1996
 ........................................
             David Goldfarb

       /s/ ROGER S. BERLIND               Director                             July 17, 1996
 ........................................
            Roger S. Berlind

        /s/ PHILIP CALDWELL               Director                             July 17, 1996
 ........................................
            Philip Caldwell

      /s/ HOWARD L. CLARK, JR.            Director                             July 17, 1996
 ........................................
          Howard L. Clark, Jr.

       /s/ FREDERICK FRANK                Director                             July 17, 1996
 ........................................
           Frederick Frank

     /s/ SHERMAN R. LEWIS, JR.            Director                             July 17, 1996
 ........................................
         Sherman R. Lewis, Jr.

                                 EXHIBIT INDEX

                                                                     FILED HEREWITH(-)
                                                                    PREVIOUSLY FILED(*)
EXHIBIT                                                             OR INCORPORATED BY
NUMBER                        DESCRIPTION                              REFERENCE TO
- ------   -----------------------------------------------------  ---------------------------

     1(a) --Form of Underwriting Agreement for Debt Securities
            (including Delayed Delivery Contract).............  Exhibit 1(a) to
                                                                Registration Statement No.
                                                                33-63613 filed on October
                                                                23, 1995.

     4(a) --Form of Subordinated Indenture between the
           Registrant and The First National Bank of Chicago,
           as Trustee, with respect to the Registrant's Senior
             Subordinated Debt Securities.....................  Exhibit 4(a) to Post-
                                                                Effective Amendment No. 2
                                                                to Registration Statement
                                                                No. 33-63613 filed on April
                                                                12, 1996

     4(b) --First Supplemental Indenture, dated as of April 19,
           1996, between the Registrant and The First National
            Bank of Chicago, as Trustee.......................              --

     4(c) --Form of Senior Subordinated Debt Securities........ Included in Exhibit 4(a) to
                                                                Post-Effective Amendment
                                                                No. 2 to Registration
                                                                Statement No. 33-63613
                                                                filed on April 12, 1996

     4(g) --Senior Indenture dated as of October 23, 1995
           between the Registrant and The Bank of New York, as
           Trustee, with respect to the Registrant's Senior
           Debt Securities....................................  Exhibit 4(o) to
                                                                Registration Statement No.
                                                                33-63613 filed on October
                                                                23, 1995

     4(h) --Form of Senior Debt Securities..................... Included in Exhibit 4(o) to
                                                                Registration Statement No.
                                                                33-63613 filed on October
                                                                23, 1995

     5   --Opinion and consent of Karen Muller, Esq. .........              --

     8   --Opinion and consent of Simpson Thacher & Bartlett
           re tax matters.....................................              --

                                                                     FILED HEREWITH(-)
                                                                    PREVIOUSLY FILED(*)
EXHIBIT                                                             OR INCORPORATED BY
NUMBER                        DESCRIPTION                              REFERENCE TO
- ------   -----------------------------------------------------  ---------------------------
    12   --Computation of ratio of earnings to fixed
           charges............................................  Exhibit 12 to the
                                                                Registrant's Annual Report
                                                                on Form 10-K for the fiscal
                                                                year ended November 30,
                                                                1995 and to the
                                                                Registrant's Quarterly
                                                                Report on Form 10-Q for the
                                                                six months ended May 31,
                                                                1996

    23(a) --Consent of Karen Muller, Esq. (included in Exhibit
            5).................................................              --

    23(b) --Consent of Ernst & Young, Independent Auditors.....             --

    23(c) --Consent of Simpson Thacher & Bartlett (included in
            Exhibit 8)........................................              --

    24   --Power of Attorney..................................  Included on Page II-4 of
                                                                this Registration Statement

    25(a) --Form T-1 Statement of Eligibility under Trust
           Indenture Act of 1939 of The First National Bank of
           Chicago............................................  Exhibit 25(a) to Post-
                                                                Effective Amendment No. 1
                                                                to Registration Statement
                                                                No. 33-63613 filed on March
                                                                6, 1996

    25(b) --Form T-1 Statement of Eligibility under Trust
           Indenture Act of 1939 of The Bank of New York......  Exhibit 25(b) to
                                                                Registration Statement No.
                                                                33-63613 filed on October
                                                                23, 1995